UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2017

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-10352	59-2758596
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

33 Arch Street, Suite 3110
Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 639-1500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders was held on June 30, 2017 (“Annual Meeting”). A total of 9,647,662 shares of the Company’s common stock and common stock into which the Series B preferred stock is convertible were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1. The number of shares voted and broker non-votes for the directors nominated for re-election to the Board are set forth below.

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
Dr. Frank M. Armstrong	3,245,151	4,071,508	13,400	2,317,603
Dr. Cristina Csimma	3,988,387	3,112,130	229,542	2,317,603
James A. Geraghty	3,986,434	3,105,938	237,687	2,317,603
Dr. Mary Ann Gray	4,447,231	2,645,845	236,983	2,317,603
Ann Merrifield	3,839,122	3,260,145	230,792	2,317,603
Dr. Nikin Patel	6,675,081	640,836	14,142	2,317,603
Alicia Secor	4,828,328	2,487,856	13,875	2,317,603

Accordingly, each of individuals listed above, with the exception of Dr. Frank M. Armstrong, were elected to the Company’s Board of Directors, each to hold office until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Because less than a majority of votes cast were voted in favor of Dr. Armstrong’s re-election, Dr. Armstrong has delivered a notice of resignation to the Board of Directors, in accordance with the Amended and Restated By-Laws of the Company. In accordance with the Amended and Restated By-Laws of the Company, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject Dr. Armstrong’s resignation, and publicly announce this decision, within ninety (90) days of the date of the certification of the election results. Unless and until the date of any such acceptance, Dr. Armstrong will continue to serve as a director of the Company.

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
8,732,735	866,159	48,768

Proposal 3. The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
4,448,328	2,836,275	45,456	2,317,603

Proposal 4. The Company’s stockholders voted, on a non-binding advisory basis, for an “every year” frequency of future advisory votes on the executive compensation of the Company’s named executive officers.

EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN	BROKER NON- VOTES
4,680,596	94,342	2,140,329	414,792	2,317,603

In light of the results of the non-binding advisory vote on the frequency of future advisory votes on the executive compensation of the Company’s named executive officers, the Company’s Board of Directors has fixed the frequency of such vote at every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 5, 2017	Juniper Pharmaceuticals, Inc.

	By:	/s/ Jeffrey E. Young
	Name:	Jeffrey E. Young
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

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